Exhibit 10.7





          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


July 20, 2005

Jack Dean
President, U.S. Science & Medical Affairs
Aventis Pharmaceuticals Inc., a member of the sanofi-aventis Group 1041 Route 202-206
Bridgewater, NJ  08807

Dear Jack:

    Under the terms of the Collaboration and License Agreement dated June
22, 2000 (as amended) between Millennium Pharmaceuticals, Inc. ("Millennium") and Aventis Pharmaceuticals Inc. ("Aventis"), (as so amended, the "Collaboration Agreement"), the Research Program Term is scheduled to end on July 21, 2005. Millennium and Aventis are currently discussing continuing certain aspects of the Research Program beyond July 21, 2005, and making certain other changes to the Collaboration Agreement, but the Parties anticipate that they will not be able to complete those discussions before July 21, 2005. Therefore, Millennium and Aventis wish to extend the Research Program Term in accordance with the terms of this letter agreement to facilitate the completion of those ongoing discussions. All capitalized terms used in this letter agreement and not otherwise defined in this letter agreement have the meanings assigned them in the Collaboration Agreement.

    Millennium and Aventis agree that the Research Program Term will be extended for the following purposes only:

         1. To permit [**] the Program Targets [**];

         2. To permit [**] Research Targets; and

         3. For the Program Target [**].

The Research Program Term will be extended until the earlier to occur of (a) the Parties' entry into a final agreement further extending the Research Program [**] listed in this paragraph; or (b) October 31, 2005 (the "Extension Period"). During the Extension Period, the Parties will negotiate in good faith to conclude such final agreement continuing certain aspects of the Research Program and making certain other changes to the Collaboration Agreement.

    During the Extension Period, the Research Program will be [**]. For avoidance of doubt, the Parties intend that, [**] the Collaboration Agreement will [**] set forth in Items 1 through 3, above, and that [**] as provided in the Collaboration Agreement; and (b) for purposes of the Investment Agreement between the Parties dated as of June 22, 2000, the Research Program will still be considered to be in effect during the Extension Period, and all terms and conditions of that Investment Agreement including, but not limited to the limitations on the transfer of Millennium stock owned by Aventis, remain in full force and effect.

    Nothing in this letter will affect the Parties' rights and obligations under [**] as set forth in the Collaboration Agreement. Except as expressly stated in this letter agreement, the Collaboration Agreement remains unchanged.

    If this letter agreement reflects Aventis' understanding of the agreement between the Parties, please have both copies of this letter agreement executed on behalf of Aventis where indicated below. Then please return one fully executed original of this letter agreement by overnight delivery to Jonathan Linden at the address above.

Cordially,

/s/ Anna Protopapas

Anna Protopapas
Senior Vice President, Corporate Development


                        [AVENTIS SIGNATURES ON NEXT PAGE]

AGREED:

AVENTIS PHARMACEUTICALS INC.

By:     /S/ MARK L. STAUDENMEIER     By:    /S/ JEFFREY C. WILKER
       --------------------------           --------------------------

Name:    MARK L. STAUDENMEIER        Name:  JEFFREY C. WILKER
       --------------------------           --------------------------

Title:   VICE PRESIDENT, FINANCE     Title: DIRECTOR, SITE OPERATIONS
       --------------------------           --------------------------

Date:     JULY 21, 2005              Date:  JULY 21, 2005
       --------------------------           --------------------------


cc:      Pete Smith
         Scott Brown
         Jonathan Linden